UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 5, 2013
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2013, the Board of Directors of Amkor Technology, Inc. (the “Company”) adopted an amendment to the Company’s Restated Bylaws (the “Amendment”) to designate the Court of Chancery of the State of Delaware as the sole and exclusive forum, to the fullest extent permitted by law, and unless the Company consents to the selection of an alternative forum, for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Company’s Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included in this filing as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Amendment to the Restated Bylaws of Amkor Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s / Gil C. Tily
Gil C. Tily
Executive Vice President
Chief Administrative Officer and General Counsel
Date: November 7, 2013

EXHIBIT INDEX:

Exhibit	Description
3.1	Amendment to the Restated Bylaws of Amkor Technology, Inc.